UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2015

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6601 Six Forks Rd., Suite 140
Raleigh, North Carolina 27615

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (919) 480-1518

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed on October 2, 2014 by Islet Sciences, Inc., a Nevada corporation (the “Company”), on September 30, 2014, the Company entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, Brighthaven Ventures, L.L.C., a North Carolina limited liability company (“BHV”), Avogenx, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Avogenx”), Islet Merger Sub, Inc., a Nevada corporation and a direct wholly owned subsidiary of Avogenx, and each of the members of BHV (the “BHV Members”).  On March 3, 2015, the Company entered into an exclusive license agreement (the “License Agreement”) with BHV, and in connection therewith the parties to the Merger Agreement entered into a termination agreement (the “Termination Agreement”) terminating the Merger Agreement.

Pursuant to the License Agreement, if certain conditions are met as described below, the Company will receive (i) an exclusive sublicense to develop and commercialize pharmaceutical preparations containing the novel sodium-glucose cotransporter 2 inhibitors (“SGLT2”) remogliflozin and remogliflozin etabonate (the “Products”) and (ii) an exclusive license to a biphasic formulation technology for the development and commercialization of the Products.   BHV holds an exclusive license for the development and commercialization of the Products from their current owner, Kissei Pharmaceutical Co., Ltd. (“Kissei”).  The Products are currently in Phase IIb development for Type II Diabetes and Non-alcoholic Steatohepatitis, commonly referred to as “NASH.”

The licenses granted under the License Agreement will become effective only if, on or before May 31, 2015, (i) the Company receives not less than $10,000,000 in additional equity or debt financing and (ii) the Company pays to BHV $5,000,000 as an upfront payment for the license.  In the event that these conditions are not met, the Company will not receive any rights to the Products, and the License Agreement will automatically terminate on May 31, 2015.  Upon effectiveness, the territory for the licenses granted under the License Agreement is all countries of the world except for Japan, Korea, Taiwan, China and Latin America (Brazil, Argentina, Bolivia, Chile, Colombia, Costa Rica, Cuba, Dominican Republic, Ecuador, El Salvador, Guatemala, Haiti, Honduras, Mexico, Nicaragua, Panama, Paraguay, Peru, Uruguay and Venezuela) (the “Territory”).

Upon effectiveness of the licenses under the License Agreement, the Company will be required to pay BHV and Kissei up to $35.1 million pre-regulatory approval and up to an additional $76.75 million post-regulatory approval if certain development, regulatory and commercial milestones are successfully achieved. Royalties under the License Agreement will be due to BHV and Kissei on net sales in the Territory during the term of the License Agreement. In addition to the upfront and milestone payments and royalties payable by the Company to BHV, in the event that the Company grants any option, sublicense or other right, or otherwise transfers or assigns any right, in the Products to a third party, the Company will be required to pay to BHV a percentage of such compensation under certain circumstances.

Pursuant to the Termination Agreement entered into simultaneously with the License Agreement, the Merger Agreement was terminated effective immediately.  The Termination Agreement provides that certain provisions of the Merger Agreement will survive, including provisions relating to confidentiality and the Company’s obligation to pay BHV’s expenses incurred in connection with the Merger Agreement.  In addition, the Termination Agreement contains general releases by the parties, requires the Company to indemnify BHV and the BHV Members and provides that the Company will be responsible for all costs and expenses incurred by any party to the Termination Agreement (including BHV and the BHV Members) in connection with the Termination Agreement, the Merger Agreement and the transactions contemplated thereby and the entry into and the negotiation of the License Agreement. As a result of the termination of the Merger Agreement, Avogenx withdrew its previously filed registration statement on Form S-4 relating to the Merger Agreement.

James Green, the Company’s President, Chief Executive Officer and director, and William Wilkison, the Company’s Chief Operating Officer and director, are the BHV Members.  Each of Mr. Green and Dr. Wilkison owns 50% of the outstanding membership interests of BHV. The compensatory arrangements that the Company has with each of Mr. Green and Dr. Wilkison were disclosed in the Company’s Current Reports on Form 8-K, dated October 25, 2013 and May 22, 2014, respectively as well as the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2014, all of which are incorporated by reference herein.

The foregoing description of the License Agreement and Termination Agreement is only a summary and is qualified in its entirety by reference to the License Agreement and Termination Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein. Portions of the License Agreement will be subject to a Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted material will be included in the request for confidential treatment. The License Agreement and Termination Agreement have been included as exhibits hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the License Agreement and Termination Agreement are made only for purposes of the License Agreement and Termination Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the agreements; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the License Agreement or Termination Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 8.01 Other Events.

On March 3, 2015, the Company issued a press release announcing that it had entered into the License Agreement and Termination Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On March 5, 2015, the Company issued a press release announcing the issuance of a U.S. patent for using SGLT2 inhibitors to Treat NASH/NAFLD. The press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

On March 9, 2015, the Company issued a press release announcing that Dr. William Wilkison was invited to present at the conference held by the European Association for the Study of Liver. The press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Exclusive License Agreement between the Company and Brighthaven Ventures, L.L.C.*
10.2	Termination Agreement among the Company, Brighthaven Ventures, L.L.C., Avogenx, Inc., Islet Merger Sub, Inc., and each of the members of BHV
99.1	Press Release dated March 3, 2015
99.2	Press Release dated March 5, 2015
99.3	Press Release dated March 9, 2015

* Portions of such exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: March 9, 2015	By:	/s/ James Green
Name: James Green
Title: Chief Executive Officer